                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                               CALPROP CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               CALPROP CORPORATION
                            13160 Mindanao Way, #180
                        MARINA DEL REY, CALIFORNIA 90292

                                  -----------

                NOTICE OF THE 2002 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 2002

                                  -----------

To the Shareholders of
Calprop Corporation:

     The 2002 Annual Meeting of Shareholders of Calprop Corporation, a California corporation (the "Company"), will be held on May 23, 2002 at 2:00 p.m., local time, at the Courtyard Marriot, 13480 Maxella Avenue, Marina Del Rey, California, for the following purposes, all as more fully set forth in the accompanying Proxy Statement:

     1. To elect five directors of the Company to serve until the Next Annual Meeting of Shareholders and until their successors are elected and qualified;

     2. To ratify the selection of independent auditors; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 4, 2002 as the record date for determining shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

                                           By Order of the Board of Directors,



                                           Mark F. Spiro
                                           VICE PRESIDENT/SECRETARY/TREASURER

Dated: April 17, 2002

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                               CALPROP CORPORATION
                            13160 MINDANAO WAY, #180
                        MARINA DEL REY, CALIFORNIA 90292

                                  -----------

                   PROXY STATEMENT FOR THE 2002 ANNUAL MEETING
                   OF SHAREHOLDERS TO BE HELD ON MAY 23, 2002

                                  -----------

                               GENERAL INFORMATION

     This Proxy Statement is being mailed on or about April 17, 2002, to the shareholders of Calprop Corporation, a California corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board of Directors") to be used at the 2002 Annual Meeting of the Shareholders of the Company to be held on May 23, 2002 (the "Meeting") and any adjournment or adjournments thereof. Any proxy given may be revoked at any time prior to the exercise of the powers conferred by it by filing with the Secretary of the Company a written notice signed by the shareholder revoking such proxy or a duly executed proxy bearing a later date. In addition, the powers conferred by such proxy may be suspended if the person executing the proxy is present at the meeting and elects to vote in person. All shares represented by each properly executed and unrevoked proxy received in time for the Meeting will be voted (unless otherwise indicated thereon) in the manner specified therein at the Meeting and any adjournment or adjournments thereof.

     The Company will pay the expenses of soliciting proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares. In addition to the use of the mails, some of the Company's directors, officers and regular employees, without extra compensation, may solicit proxies by telegram, telephone and personal interview.

     The Annual Report of the Company for year ended December 31, 2001 is being mailed to shareholders concurrently with the mailing of this Notice of Annual Meeting and Proxy Statement. In addition to this mailing, both Internet voting (www.eproxy.com/CLPO) and telephonic voting (1-800-435-6710) are being offered as an alternatives. Furthermore, shareholders may view the above referenced Annual Report and Proxy Statement on the Company's website at www.calprop.com.

                                  VOTING RIGHTS

     The close of business on April 4, 2002 (the "Record Date") has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. On the Record Date, there were outstanding 10,293,735 shares of the Company's Common Stock, no par value ("Common Stock"), all of one class and all of which are entitled to be voted at the Meeting. Holders of such issued and outstanding shares of Common Stock are entitled to vote their shares on a cumulative basis as described in "Election of Directors" below.

     A majority of the outstanding shares will constitute a quorum at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e. shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business. Abstentions are counted in the tabulation of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     Victor Zaccaglin, Chairman of the Board and Chief Executive Officer of the Company, beneficially owns approximately 43.7% of the outstanding shares of the Company's Common Stock entitled to be voted at the Meeting and has advised the Company that he intends to vote such shares for the nominees for director listed below. Other officers, directors and affiliates of the Company beneficially own in the aggregate approximately 45.4% of the outstanding shares of the Company's Common Stock entitled to be voted at the Meeting, and it is anticipated that such persons will vote for the nominees for director set forth below. Accordingly, if all such shares are voted for the nominees for director set forth below, no additional affirmative vote of the outstanding shares of the Company's Common Stock will be required for the election of the nominees for director specified below.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of April 4, 2002 (unless otherwise indicated in the notes to the table), certain information concerning the beneficial ownership of the Company's equity securities of each person known by the Company to own beneficially five percent or more of the Company's Common Stock, the Company's only outstanding class of securities. A person is deemed to be the beneficial owner of securities, whether or not he has any economic interest therein, if he directly or indirectly has (or shares with others) voting or investment power with respect to the securities or has the rights to acquire such beneficial ownership within sixty days. The percentages set forth in the following table and in the table under the caption "Beneficial Ownership of Management" as to each person's ownership of the Company's Common Stock are based on the 10,293,735 shares of Common Stock outstanding on April 4, 2002, plus any shares which may be acquired upon exercise of stock options by such person which are exercisable on or within sixty days after such date. Accordingly, the percentages are based upon different denominators.

                                                                                 NUMBER OF SHARES
    NAME AND ADDRESS OF                                                           OF COMMON STOCK         PERCENT
     BENEFICIAL OWNER                                                          BENEFICIALLY OWNED(1)      OF CLASS
   ---------------------                                                      -----------------------    ----------
Victor and Hannah Zaccaglin(2) . . . . . . . . . . . . . . . . . . . . . . .       4,599,459(3)             44.3%
13160 Mindanao Way, #180
Marina Del Rey, California 90292

John Curci(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2,961,610                28.8%
717 Lido Park Drive
Newport Beach, California 92663

Ronald S. Petch(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         633,309(6)              6.0%
13160 Mindanao Way, #180
Marina Del Rey, CA 90292

-------------
(1) Information with respect to beneficial ownership is based on information furnished to the Company by each shareholder included in the table or included in filings with the Securities and Exchange Commission. Except as indicated in the notes to the table, each shareholder included in the table has sole voting and dispositive power with respect to the shares shown to be beneficially owned by such shareholder. The table may not reflect limitations on voting power and investment power arising under community property and similar laws.
(2) Various members of Victor and Hannah Zaccaglin's family own Common Stock of the Company. Although there is no agreement or understanding between such parties as to the holding or voting of their respective shares of Common Stock, it is anticipated that such persons (including John Curci and Ronald
     S. Petch) will vote for the slate of Directors as listed below.
(3) This amount also includes 100,000 shares acquirable under options which were exercisable by Mr. Zaccaglin on or within sixty (60) days after April 4, 2002.
(4)  John Curci is Victor Zaccaglin's cousin.
(5)  Ronald S. Petch is Victor Zaccaglin's nephew.
(6) This amount also includes 230,000 shares acquirable under options which were exercisable by Mr. Ronald S. Petch on or within sixty (60) days after April 4, 2002.

BENEFICIAL OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 4, 2002, certain information concerning the beneficial ownership of the equity securities of the Company of
(i) each director and nominee for director of the Company, (ii) each executive officer of the Company covered by the Summary Compensation Table below and (iii) all directors and executive officers of the Company as a group.

                                                                               NUMBER OF SHARES OF
                                                                                  COMMON STOCK               PERCENT
     NAME OF BENEFICIAL OWNER                                                BENEFICIALLY OWNED (1)(2)       OF CLASS
    --------------------------                                              ---------------------------     ----------
Victor Zaccaglin(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,599,459                  44.3%
Ronald S. Petch(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           633,309                   6.0%
Mark F. Spiro . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           455,000                   4.3%
Richard Greene  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           188,000                   1.8%
Susan Soh . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            18,000                   0.2%
E. James Murar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            15,000                   0.1%
Mark T. Duvall  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            25,000                   0.2%
All Directors and Executive Officers as a group (8 persons) . . . . . . . .         5,944,868                  53.8%

--------------
(1)  See Note 1 to the preceding table.
(2) Includes the following numbers of shares of Common Stock acquirable under options which were exercisable on or within sixty days after April 4, 2002:
     Ronald S. Petch, 230,000; Mark F. Spiro, 220,000; Richard Greene, 150,000; Curtis Gullett, 8,600; Susan Soh, 16,000; E. James Murar, 15,000; Mark T. Duvall, 15,000; all Directors and Executive Officers as a group, 754,600.
(3)  See Notes 2 and 3 to the preceding table.
(4)  See Notes 5 and 6 to the preceding table.

                                 PROPOSAL NO. 1

NOMINATION AND ELECTION OF DIRECTORS

     The Board of Directors is comprised of five directors each of whom is standing for election at the annual meeting. Each director elected at the Meeting will hold office for a term expiring at the 2003 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

     It is intended that the shares represented by the enclosed proxy will be voted, unless otherwise instructed, for the election of the five nominees named below. While the Company has no reason to believe that any of the nominees will be unable to serve as a director, it is intended that if such an event should occur, such shares will be voted for such substitute nominee or nominees as may be selected by the Board of Directors. The candidates receiving a plurality of the votes of the shares present and entitled to vote at the Meeting in person or by proxy will be elected.

     Pursuant to California law, the election of directors is by cumulative voting. Each shareholder may cumulate such shareholder's votes and give one nominee a number of votes equal to the number of directors to be elected (5) multiplied by the number of shares held by the shareholder, or such shareholder can distribute his votes among all of the nominees as the shareholder sees fit. By giving your Proxy, you are authorizing the Proxyholders to vote your shares for the nominees as they determine is appropriate.

     Set forth below is certain information regarding the nominees for director of the Company. Messrs. Petch, Zaccaglin, Murar, Duvall and Spiro are presently serving as directors of the Company for terms expiring at the Meeting.


NOMINEES FOR ELECTION AS DIRECTORS

                                                           PRINCIPAL OCCUPATION                       DIRECTOR
   NAME                                    AGE      AND OTHER POSITIONS WITH THE COMPANY               SINCE
  ------                                  -----    --------------------------------------             --------
Ronald S. Petch . . . . . . . . . . . . .  57    President of the Company since November, 1993          1974
                                                 and prior to that he served as Executive Vice
                                                 President, Operations since February, 1992.
Victor Zaccaglin  . . . . . . . . . . . .  81    Chairman of the Board and Chief Executive Officer      1961
                                                 of the Company since 1961 and also President from
                                                 1961 to October, 1987 and from March, 1992 to
                                                 November, 1993.
Mark F. Spiro . . . . . . . . . . . . . .  50    Chief Financial Officer of the Company since 1993      1998
                                                 and formerly, Chief Financial Officer of Inco
                                                 Homes from 1989 to 1993.
E. James Murar  . . . . . . . . . . . . .  61    Chairman and Chief Executive Officer of                1999
                                                 RecreActions Group of Companies since 1971.
Mark T. Duvall  . . . . . . . . . . . . .  41    Portfolio Manager at Wells Fargo since 1994;           1999
                                                 Chief Financial Analyst at Strategic Wealth
                                                 Management 1992 to 1994; and Financial Analyst
                                                 at Simpson Investment Company 1987 to 1992.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors held a total of four regular meetings during calendar year 2001. All directors attended no less than 75% of the aggregate of
(a) the total number of meetings of the Board of Directors and (b) the total number of meetings of all committees of the Board on which he served.

     The Company has an Audit Committee, the function of which is to assist the Board of Directors in fulfilling its responsibilities with respect to corporate accounting, auditing, and reporting practices. In performing such function, the Audit Committee is responsible for selecting the firm of certified auditors to be retained as the Company's auditors and maintains a direct line of communication with the Company's independent auditors. The Audit Committee has met and discussed with management the Company's audited financial statements at and for the years ended December 31, 2001. Based on the Committee's review of the audited statements and its discussion of certain items with the Company's independent auditors (including matters required under Statement of Auditing Standards 61 as well as the letter and disclosures required by Independence Standards Board Standard No. 1), the Committee recommended that the audited statements for 2001 be included in the Form 10-K Annual Report, a copy of which accompanies this proxy statement. The Audit Committee held two meetings during calendar year 2001 in which its current members, Messrs. Duvall, Zaccaglin and Murar (the Chairman of the Audit Committee) were present.

     The Company also has a Stock Option/Compensation Committee which authorizes and reviews the chief executive officer's compensation and the granting of stock options and stock to key employees and directors of the Company. This committee held one meeting during calendar year 2001 in which its current members, Messrs. Duvall, Zaccaglin and Murar (the Chairman of the Stock Option/Compensation Committee) were present.

     The Company has no Nominating Committee.

BOARD STOCK OPTION/COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Executive Compensation Program is administered by the Stock Option/Compensation Committee (the "committee") of the Board of Directors. The committee is comprised of two independent, nonemployee director and one director who is an officer of the Company. The committee strives to set an executive compensation program which emphasizes both business performance and shareholder value. It attempts to do this by attracting, rewarding, and retaining qualified and productive individuals, tying compensation to both Company and individual performance, ensuring competitive and equitable compensation levels, and fostering executive stock ownership. The committee also relies on recommendations from the Company's management regarding executive compensation levels.

     The committee reviews each management employee's salary annually. In determining an appropriate salary level, the committee considers the level and scope of responsibility, experience, individual performance, an evaluation of the Company's performance, and pay practices among similar companies in the industry. There are no specific performance or other criteria assigned to any of these measurements.

     The Company has implemented an annual incentive compensation plan and as discussed below, has adopted incentives as a component of the compensation of its officers and other certain employees. The Company's long term incentive philosophy is that compensation should be related to an improvement in shareholder value, thereby creating a mutuality of interest with the Company's stockholders. In furtherance of this objective, the Company awards its officers and certain other employees stock options, the objective being to provide a competitive total long-term incentive opportunity.

     The committee believes that the Company's stock option plan is compatible with shareholder interest in that it encourages executives to maintain a long-term equity interest in the Company. The provisions of the plan are also consistent with prevailing practices in the home-building industry. The committee is currently reviewing ways in which both the award of options and their exercise may be tied more closely to the performance of the Company's stock.

     The salary of the Chief Executive Officer was set at $208,500 for 2001 and is currently at $208,500 for 2002.

     Each of the members of the Company's Stock Option/Compensation Committee has specifically concurred in the foregoing report.

             COMPENSATION AND IDENTIFICATION OF EXECUTIVE OFFICERS;
                          TRANSACTIONS WITH MANAGEMENT

EXECUTIVE COMPENSATION

     The following table sets forth as to the Chief Executive Officer, the President, the Chief Financial Officer, the Vice President--Northern California Division, the Vice President--Southern California Division, Controller, and Project Manager information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the fiscal year ended December 31, 2001, and the two preceding fiscal years.


SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION(1)       LONG-TERM COMPENSATION
                                               ------------------------    --------------------------
                                                                            RESTRICTED    SECURITIES
                                                                               STOCK      UNDERLYING      ALL OTHER
NAME AND POSITION                                 YEAR      SALARY          AWARD(S)(9)   OPTION(S)    COMPENSATION(10)
-----------------                                ------    --------        ------------- ------------ ------------------
Victor Zaccaglin(2)                               2001     $208,500             --             --         $  887
Chairman of the Board and                         2000      178,500             --             --            887
Chief Executive Officer and Director              1999      170,000             --             --            887

Ronald S. Petch(3)                                2001     $286,000             --             --         $1,320
Director, Chief Operating                         2000      173,250             --             --          1,320
Officer and President                             1999      165,000             --         80,000          1,416

Mark F. Spiro(4)                                  2001     $265,000             --             --         $  512
Director and Chief Financial Officer              2000      165,000             --             --            512
                                                  1999      145,000             --         80,000            554

Richard L. Greene(5)                              2001     $169,243             --             --         $  924
Vice President of Northern California Division    2000      120,000             --             --            804
                                                  1999      112,000             --         40,000            879

Curtis Gullet (6)                                 2001     $111,222             --             --         $  246
Vice President of Northern California Division    2000       76,250             --             --            219
                                                  1999       58,890             --          3,300              5

Susan Soh (7)                                     2001     $133,750             --             --         $  298
Controller                                        2000       95,000             --             --            282
                                                  1999       87,500             --          8,000             31

Jim Gibson (8)                                    2001     $121,837             --             --         $   81
Project Manager                                   2000       80,000             --             --             54
                                                  1999       71,000             --          5,000             55

--------------
(1) Does not include certain amounts paid by the Company which may have value to the recipient as personal benefits. Although such amounts cannot be precisely determined, the Company has concluded that the aggregate amount thereof does not exceed 10% of the cash compensation of Messrs. Zaccaglin, Petch, Spiro, Greene, Gullett, Gibson, and Ms Soh.

(2) Mr. Zaccaglin, age 81, has been Chairman of the Board and Chief Executive Officer of the Company since 1961. He was President from March, 1992 to November, 1993 and prior to that from 1961 to October, 1987.
(3) Mr. Petch, age 57, has been President since November, 1993 and prior to that was Vice President, Operations of the Company since February 1992. Since 1974, he has been a director of the Company, and from March 1981 until February 1992, he was engaged in real estate investments, development and marketing.
(4) Mr. Spiro, age 50, has been employed by the Company since November 1993 as its Vice President of Finance, Secretary and Treasurer. From July 1989 until September 1993 he was employed as chief financial officer at Inco Homes, a residential builder in Southern California.
(5) Mr. Greene, age 54, is a Vice President of the Northern California Division of the Company. He has been employed by the Company since July 1985, and prior to September 1991, was a senior project manager for the Company.
(6) Mr. Gullett, age 38, is a Vice President of the Southern California Division of the Company. He has been employed by the Company since February 1997, and prior to December 2000, was general superintendent for the Company.
(7) Ms Soh, age 32, has been employed by the Company since June 1997 as its controller. From January 1997 to June 1997 she was employed as financial manager at DFS North American and from September 1993 to December 1997 at Deloitte & Touche, LLP as a senior accountant.
(8) Mr. Gibson, age 48, is a project manager of the Company. He has been employed by the Company since September 1995, and prior to June 1997 was customer service manager for the Company.
(9)  See Summary Restricted Stock Awards Table below.
(10) Such other compensation represents the amount of insurance premiums paid by the Company with respect to term life insurance for the benefit of Messrs Zaccaglin, Petch, Spiro, Greene, Gullett, Gibson and Ms Soh.

     All of the Company's executive officers serve at the pleasure of the Board of Directors.

SUMMARY RESTRICTED STOCK AWARDS TABLE

     The amount shown is based upon the closing market price of shares of the Company's Common Stock on the date of the restricted stock award multiplied by the number of shares awarded, as shown in the following table:

                                                     AGGREGATE NO. OF     NO. OF SHARES
NAME                DATE OF GRANT    SHARES GRANTED   SHARES GRANTED    VESTED AT 12/31/01     VALUE AT 12/31/01
----                -------------    --------------  ----------------   ------------------     -----------------
Victor Zaccaglin       10/31/91         20,000           110,000             104,000               $ 93,500
                       10/6/93          30,000
                       10/4/95          30,000
                       10/8/97          30,000

Ronald S. Petch        2/2/92           10,000           120,000             104,000               $102,000
                       10/6/93          20,000
                       10/4/94          20,000
                       10/4/95          20,000
                       10/8/97          20,000
                       10/5/98          30,000

Mark F. Spiro          11/3/93          10,000            70,000              56,000               $ 59,500
                       10/4/94          10,000
                       10/4/95          10,000
                       10/8/97          10,000
                       10/5/98          30,000

Richard Greene         10/31/91          3,000            38,000              31,000               $ 32,300
                       10/6/93           5,000
                       10/4/94           5,000
                       10/4/95           5,000
                       10/8/97           5,000
                       10/5/98          15,000

Curtis Gullett         10/8/97           1,000             2,500               1,700               $  2,125
                       10/5/98           1,500

Susan Soh              10/5/98           2,000             2,000               1,500               $  2,125

Jim Gibson             10/5/98           2,500             2,500               1,200               $  1,700

FISCAL YEAR END OPTION VALUES

     Shown below is information with respect to the unexercised options to purchase the Company's Common Stock granted under the 1993 Stock Option Plan and in prior years under the 1983 Stock Option Plans to Messrs. Zaccaglin, Petch, Spiro, Greene, Gullett, Gibson and Ms Soh.

                                                            NUMBER OF SHARES OF
                                                          COMMON STOCK UNDERLYING           VALUE OF UNEXERCISED
                                 SHARES ACQUIRED         UNEXERCISED OPTIONS HELD AT       IN-THE-MONEY OPTIONS AT
                                  UPON EXERCISE              DECEMBER 31, 2001              DECEMBER 31, 2001(1)
                            ------------------------     ---------------------------    ----------------------------
NAME                        NUMBER    VALUE RECEIVED     EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                        ------    --------------     -----------   -------------    -----------    -------------
Victor Zaccaglin            330,000            --           100,000            --          $16,250             --
Ronald S. Petch             325,000            --           230,000            --           11,375             --
Mark F. Spiro               170,000            --           220,000            --            9,750             --
Richard L. Greene            10,000        $8,125           152,000            --            5,875             --
Curtis Gullett                   --            --             8,600            --              325             --
Susan Soh                        --            --            16,000            --               --             --
Jim Gibson                       --            --            10,000            --               --             --

--------------------
(1) Options are "In-the-Money" if the fair market value of the underlying Common Stock at year-end exceeds the exercise price of the option.

COMPENSATION OF DIRECTORS

     Each non-employee director (Messrs. Murar and Duvall) receives annual compensation of $2,000 for serving as a director and no additional fees for serving as a member of any committee of the Board of Directors. All directors of the Company (except directors serving on the Stock Option Committee) are eligible to receive stock options under the Company's 1993 Stock Option Plan. All non-employee directors then serving on the Stock Option/Compensation Committee are eligible to receive stock options under the Company's Director Stock Option Plan, described below.

DIRECTOR STOCK OPTION PLAN

     The Company maintains the Calprop Corporation Director Stock Option Plan (the "Director Plan") which authorizes the granting of options to purchase a maximum of 100,000 shares of the Company's Common Stock to non-employee directors of the Company who are serving on the Company's Stock Option/Compensation Committee. The Director Plan was adopted in order to permit non-employee directors of the Company who serve on the Stock Option/Compensation Committee administering the Company's employee stock option plans to continue to be eligible to receive stock options without adversely affecting the qualification of the employee plans under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     The Director Plan provides for annual grants of options to purchase 7,500 shares of the Company's Common Stock on the date of the organizational meeting of the Board of Directors of the Company (which is the first meeting of the Board of Directors following the Company's Annual Meeting of Shareholders). The purchase price of shares covered by an option granted under the Director Plan shall be the fair market value (as defined in the Director Plan) of the Company's Common Stock on the date of grant of the option. Generally, fair market value is defined as the closing price for such stock on the OTC Bulletin Board on the date of grant. Each option granted under the Director Plan becomes exercisable in full on the first anniversary of the date on which it was granted, provided that no such option maybe exercised after the expiration of ten years from the date of grant.

DEFERRED COMPENSATION PLAN

     The Company has established a plan under which executive officers who have received grants of restricted stock may defer the receipt of any stock which has not become vested until the earliest of 2004, their separation from service with the Company or a change in control of the Company. Participants in the plan may elect to further defer receipt of such stock until 2007. Stock which is deferred under the plan is held in a trust for the benefit of the participants; however, assets in the trust (i.e., shares of the common stock) are subject to the claims of the Company's creditors. Other than minor administrative costs borne by the Company, the plan does not entail material costs to the Company nor income to the participating officers (other than the value of the stock previously granted to the participants, which the Company believes has been deferred for federal income tax purposes until the stock is distributed to the participants).

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Related-Party Notes--The Company has the following notes payable to the Curci-Turner Company at December 31, 2001. Mr. John Curci, Sr., a principal shareholder of the Company, at December 31, 2001, is a principal of Curci-Turner Company . Under the terms of certain of the notes payable, Mr. Curci receives interest and participates in "Net Proceeds" from certain projects, as defined in the loan agreement, which is comparable to net profit:


     PROJECT                     MATURITY DATE        INTEREST RATE    PROFIT SHARE       DECEMBER 31, 2001
    ---------                   ---------------      ---------------  --------------     -------------------
Parc Metropolitan  . . . . .       June 2002               20%               0%            $     3,000,000
High Ridge Court . . . . . .     December 2002             12%              50%                  2,414,492
Saddlerock . . . . . . . . .        Demand                 12%              50%                  2,595,711
Mockingbird Canyon   . . . .      April 2002               12%              50%                  1,927,405
Montserrat Classics. . . . .     November 2002             12%              50%                  2,304,234
                                                                                           ---------------
                                                                                                12,241,842
                                                                                           ---------------
Other:
  Unsecured loans. . . . . .  June 2002 - July 2004    10% to 15%                                8,366,236
                                                                                           ---------------
                                                                                           $    20,608,078
                                                                                           ===============

     During 1999, the Company purchased RGC's fifty percent ownership in RGCCLPO Development Co., LLC, E. James Murar is a principal of RGC and a director of the Company. RGC and the Company formed RGCCLPO to develop Parc Metropolitan in Milpitas. Consideration for the purchase consisted of issuance of a note payable for $2,000,000 and payment of cash of $1,000,000. As of December 31, 2001, the outstanding principal balance on this loan totaled $1,000,000. The note was paid in its entirety in January 2002.

     During 1996, the Company converted its Preferred Stock to Common Stock and the accrued Preferred Stock dividend due to an officer of the Company and a related party of $581,542 and $472,545, respectively, was exchanged for notes with interest payable at 10%. As of December 31, 2001, the outstanding principal due Mr. Victor Zaccaglin and Mr. John Curci, Sr. on these notes was $581,542 and $462,330, respectively.

     Included in notes payable to related parties is a note payable to Mission Gorge, LLC which bears interest at 12%. The outstanding balance as of December 31, 2001 was $2,000,000. Mission Gorge, LLC was formed by the Company and the Curci-Turner Company to develop a 20 acre parcel in the City of San Diego, California.

     Included in notes payable to related parties are notes payable to Victor Zaccaglin which bear interest at 12%. Outstanding balances as of December 31, 2001 aggregated $557,211. The Company has other loans from related parties, which provide for interest at 10% and prime plus 1% (5.75% at December 31, 2001) per annum and in which certain loans are due on demand. As of December 31, 2001 these loans totaled $980,000.

     On March 10, 1998, three officers, Messrs. Zaccaglin, Petch, Spiro and a director of the Company, John L. Curci, exercised options to purchase a total of 720,000 shares of common stock with a weighted-average exercise price of $0.89 per share. The Company received $199,395 cash from Mr. Zaccaglin and received $447,813 in notes receivable from Messrs. Spiro, Petch and Curci as a result of the exercise of these options. The notes receivable accrue interest at 4.987% and had an original maturity date of March 10, 2001. The notes' maturity dates have been extended to March 10, 2004.

     On October 15, 1998, an officer of the Company, Mr. Richard Greene, exercised options to purchase a total of 10,000 shares of common stock with a weighted-average exercise price of $0.8125 per share. The Company received a note receivable for $8,125 from the officer as a result of the exercise of these options. The note receivable accrues interest at 4.987% and had an original maturity date of October 15, 2001. The note's maturity date was extended to October 15, 2002 and the current amount outstanding is $4,062.50.

     As of December 31, 2001, accrued interest for the stock purchase loans was $86,421.

                                 PROPOSAL No. 2

                            RATIFICATION OF SELECTION
                             OF INDEPENDENT AUDITORS

     The Board of Directors selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2002, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since 1989.

     Shareholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. The Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Company and its stockholders. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP served as the Company's auditors in calendar year 2001. The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the independent auditors of the Company for calendar year 2002 and considers Deloitte & Touche LLP to be well qualified. If Deloitte & Touche LLP shall decline to act, or otherwise become incapable of acting, or if its engagement is otherwise terminated by the Board of Directors or the Audit Committee (none of which events are currently anticipated), the Audit Committee will appoint other auditors for 2002. A representative of Deloitte & Touche LLP will be present at the Meeting where he or she will be given an opportunity to make a statement if he or she so desires and will be available to respond to questions raised during the Meeting.

     The Company's Audit Committee approves in advance all audit and non-audit services to be performed by the Company's independent auditors and considers the possible effect on the independence of the accountants.

     AUDIT FEES. The aggregate fees billed for professional services rendered by Deloitte & Touche, LLP for the annual financial statements for the year ended December 31, 2001 and the reviews of financial statemens included in our Quarterly reports on Form 10-Q for the year was $47,250.

     OTHER FEES. The aggregate fees billed for the services rendered to us by Deloitte & Touche, other than the fees for services discussed above, during our 2001 fiscal year were $24,875. These services consisted of tax preparation.

     No relationship exists between the Company and Deloitte & Touche LLP other than the usual relationship between independent auditors and client.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and certain of its officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during the calendar year ended December 31, 2001, its directors, officers and 10% shareholders complied with all filing requirements under
Section 16(a) of the Exchange Act.

                                PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's common stock to the Russell 2001 Index and an average of a group of six home builders, which includes California Coastal Communities, Inc. (CALC), Capital Pacific Holdings, Inc. (CPH), Century Builders Group, Inc. (CNYB), Dover Investments Corp., (DOVRA), Fortress Group, Inc. (FRTG), and Oriole Homes Corp. (OHC.B) for the five years ended December 31, 2001. The graph assumes that the value of the investment in the common stock and each index was $100 at December 31, 1996, and that all dividends were reinvested. The Company believes that such comparison remains a fair reflection of companies with comparable market capitalization to that of the Company.

                             CUMULATIVE TOTAL RETURN
         BASED UPON AN INITIAL INVESTMENT OF $100 ON DECEMBER 31, 1996
                           WITH DIVIDENDS REINVESTED



                              [PERFORMANCE GRAPH]



                                                  DEC-96         DEC-97    DEC-98    DEC-99    DEC-00     DEC-01
Calprop Corporation                                $100           $138      $300      $319      $213       $170
Russell 2000                                       $100           $122      $119      $145      $140       $144
New Custom Composite Index (6 stocks)              $100           $ 86      $ 55      $ 48      $ 29       $ 43
Old Custom Composite Index (4 stocks)              $100           $104      $111      $ 93      $164       $302

THE OLD CUSTOM COMPOSITE INDEX CONSISTS OF CAPITOL COMMUNITIES CORPORATION, MERITAGE CORPORATION, SCHULER HOMES, INC. AND FIRST CINCINNATI INC. (FKA ZARING NATIONAL CORPORATION) (THROUGH 4Q00).

THE NEW CUSTOM COMPOSITE INDEX CONSISTS OF CALIFORNIA COASTAL COMMUNITIES, INC., CAPITAL PACIFIC HOLDINGS, INC., CENTURY BUILDERS GROUP, INC., DOVER INVESTMENTS CORP., FORTRESS GROUP, INC., ORIOLE HOMESCORP. - CLASS B.

                              SHAREHOLDER PROPOSALS

     A shareholder proposal intended to be presented at the Company's 2003 annual shareholders meeting must be received by the Company at its principal executive offices on or before January 3, 2003, for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present any other business at the Meeting and knows of no other matters which will be presented at the Meeting.



                                         By order of the Board of Directors





                                         Mark F. Spiro
                                         VICE PRESIDENT/SECRETARY/TREASURER

Dated: April 17, 2002

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                                                                                                                    Please mark
                                                                                                                   your votes as [X]
 THE BOARD OF DIRECTORS RECOMMENDS                                                                                 indicated in
 A VOTE FOR ITEM 1.                                                                                                this example
                                  FOR   WITHHELD
                                        FOR ALL
 Item 1-ELECTION OF DIRECTORS     / /     / /                                                               FOR   AGAINST   ABSTAIN
        Nominees:                                    ITEM 2-TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC   / /     / /       / /
        01 Victor Zaccaglin                          ACCOUNTANTS.
        02 E. James Murar
        03 Ronald S. Petch                                                                                  FOR   AGAINST   ABSTAIN
        04 Mark F. Spiro                             ITEM 3-TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY / /     / /       / /
        05 Mark T. Duvall                            COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

WITHHELD FOR: (Write that nominee's name in the space provided below).

-----------------------------------------------
                                                                        The undersigned hereby revokes any prior proxy and ratifies and confirms all acts that the proxies named on the reverse side of this page or their substitutes, and each of them,
                                                                        shall lawfully do or cause to be done by virtue hereof.

                                                                        The undersigned hereby acknowledges receipt of the Notice of the 2002 Annual Meeting of Shareholders and accompanying
                                                                        Proxy Statement dated April 16, 2002. The proxies (or, if
                                                                        only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers, including the right to cumulate votes, hereby conferred on the reverse side of this page.



Signature __________________________________________ Signature ________________________________________ Date ________________, 2002
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
------------------------------------------------------------------------------------------------------------------------------------
                                         ^ DETACH HERE FROM PROXY VOTING CARD ^

                                         VOTE BY INTERNET OR TELEPHONE OR MAIL
                                             24 HOURS A DAY, 7 DAYS A WEEK

                             INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME
                                       THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

            YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER
                                     AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

----------------------------------------      ----------------------------------------      ----------------------------------------
            INTERNET                                          TELEPHONE                                         MAIL
   HTTP://WWW.EPROXY.COM/CLPO                               1-800-435-6710

Use the Internet to vote your proxy.            Use any touch-tone telephone to                        Mark, sign and date
Have your proxy in hand when you                vote your proxy. Have your proxy                        your proxy card
access the web site.You will be           OR    card in hand when you call. You will    OR                     and
prompted to enter your control                  be prompted to enter your control                       return it in the
number, located in the box below, to            number, located in the box below,                     enclosed postage-paid
create and submit an electronic ballot.         and then follow the directions given.                        envelope.


----------------------------------------      ----------------------------------------      ----------------------------------------
                                        IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                                           YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.


YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT: HTTP://WWW.CALPROP.COM

PROXY                                                                      PROXY

                               CALPROP CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   OF THE 2002 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of Calprop Corporation hereby appoints Victor Zaccaglin and Mark T. Duvall and each of them, with full power of substitution to each, proxies of the undersigned to represent the undersigned at the 2002 Annual Meeting of Shareholders of Calprop Corporation to be held on May 23, 2002 at the Courtyard Marriot, 13480 Maxella Avenue, Marina Del Rey, California, at 2:00 p.m., local time, and at any adjournment(s) thereof, with all powers, including voting rights, which the undersigned would possess if personally present at said meeting.

     THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND ALL OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE OF THIS PAGE.


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                    ^ DETACH HERE FROM PROXY VOTING CARD. ^







                               CALPROP CORPORATION
                      2002 ANNUAL MEETING OF SHAREHOLDERS

                               Date: May 23, 2002

                           Time: 2:00 p.m., local time

                           Location: Courtyard Marriot
                              13480 Maxella Avenue
                           Marina Del Rey, California

                             Contact: Ms Dori Baron

                            Telephone: (310) 306-4314